Exhibit 1.1

AGENUS INC.

11,000,000 Shares of Common Stock1

UNDERWRITING AGREEMENT

May 21, 2015

JEFFERIES LLC

WILLIAM BLAIR & COMPANY, L.L.C

As Representatives of the Several

Underwriters Named in Schedule A

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Section 1. Introductory. Agenus Inc., a Delaware corporation (the “Company”), proposes to issue and sell an aggregate of 11,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Firm Shares”) to the several underwriters named in Schedule A (the “Underwriters”), for whom Jefferies LLC and William Blair & Company, L.L.C. are acting as representatives (the “Representatives”). In addition, the Company proposes to grant to the Underwriters options to purchase up to an aggregate of 1,650,000 additional shares of Common Stock (the “Option Shares”) as provided in Section 3 hereof. The Firm Shares and, to the extent such options are exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”

The Company hereby confirms its agreement with the Underwriters as follows:

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

(a) Registration Statement. A registration statement on Form S-3 (File No. 333-199255), a related base prospectus (the “Base Prospectus”) and a preliminary

[1]	Plus an option to acquire up to 1,650,000 additional shares.

prospectus supplement to the Base Prospectus (any such preliminary prospectus supplement, together with the Base Prospectus, a “preliminary prospectus”) with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (the “Commission”) by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless otherwise indicated all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Company will prepare and file a final prospectus supplement pursuant to Rule 424(b) that discloses the information previously omitted from the preliminary prospectus in reliance upon Rule 430B. To the extent that the Representatives request in writing, there have been or will promptly be delivered to the Representatives one signed copy of such registration statement and amendments, one copy of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related Base Prospectus and preliminary prospectus or prospectuses, and final forms of prospectus for each of the Underwriters. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the 1933 Act) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the 1933 Act).

Such registration statement (as amended, if applicable) at the time it became effective and the prospectus constituting a part thereof (including, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430B or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)) under the 1933 Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus” as defined herein, as appropriate. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act (“Form S-3”), except to the extent any information contained in such filings is deemed “furnished” in accordance with Commission rules. Any document filed by the Company after the effective date of the

Registration Statement or the date of any prospectus and incorporated by reference into the Registration Statement shall be deemed to be included in the Registration Statement or such prospectus as of the date of such filing. Any document filed by the Company under the Exchange Act prior to the date hereof or during the offering period, when such document was or is filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained or will contain, as of the date such document was or is filed with the Commission, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act. As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B), at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether by post-effective amendment, incorporated report or form of prospectus) and as of the First Closing Date or the applicable Option Closing Date hereinafter defined, as the case may be, the Registration Statement complied and will comply, in all material respects, with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time of filing or the time of first use and as of the First Closing Date or the applicable Option Closing Date hereinafter defined, as the case may be, complied and will comply, in all material respects, with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the 1933 Act. The Company meets the requirements for use of Form S-3 under the 1933 Act specified in the Financial Industry Regulatory Authority, Inc. (“FINRA”) Conduct Rule 5110(B)(7)(C)(i).

(c) Not an Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares offered hereby and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the 1933 Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any Preliminary Prospectus and not superseded or modified. Except for the free writing prospectuses, if any, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Registration Statement and the Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Suspensions. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became effective, and at all times subsequent thereto, up to the First Closing Date or the applicable Option Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time specified in Rule 430B, if applicable, and the Prospectus and any amendments or supplements thereto, in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Disclosure Package. As of the Applicable Time hereinafter defined, neither (x) the Issuer General Use Free Writing Prospectus(es) hereinafter defined issued at or prior to the Applicable Time and the Statutory Prospectus hereinafter defined as of the Applicable Time, all being considered together (collectively, the “Disclosure Package”) nor (y) any individual Issuer Limited Use Free Writing Prospectus hereinafter defined issued at or prior to the Applicable Time, and the pricing terms listed on Exhibit A hereto, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this Section 2(e) and elsewhere in this Agreement:

“Applicable Time” means 8:30 a.m. (New York City time) on May 21, 2015.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) or (iii) under the 1933 Act is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Base Prospectus, as supplemented by the preliminary prospectus supplement, relating to the Shares that are included in the Registration Statement immediately prior to such time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Section 2(e) shall not apply to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

(f) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 3 and (ii) the completion of the Underwriters’ distribution of the Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, and the Issuer General Free Writing Prospectuses, if any, identified on Schedule B hereto.

(g) Due Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, with the corporate power and authority to own property and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; the Company is duly qualified to do business as a foreign corporation under the applicable law of, and is in good standing as such in each jurisdiction in which it owns or leases substantial properties, has an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(h) Due Incorporation, Organization or Formation and Good Standing of the Subsidiaries. Each of the subsidiaries of the Company is listed on Exhibit 21.1 of the Company’s Form 10-K for the year ended December 31, 2014 (each a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary has been duly incorporated, organized or formed and is validly existing as a corporation, limited liability company, or limited partnership, as the case may be, and is in good standing under the laws of its place of incorporation or organization, as the case may be, with the corporate power and authority or the power and authority as a limited liability company or limited partnership, as applicable, to own property and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Subsidiaries is duly qualified to do business as a foreign corporation or a foreign limited liability company or limited partnership, as applicable, under the applicable laws of, and is in good standing as such in, each jurisdiction in which it owns or leases substantial properties, has an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and no proceeding of which the Company or any Subsidiary has knowledge has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except in any such case such proceeding would not result in a Material Adverse Effect.

(i) Ownership of Subsidiaries. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company owns directly or indirectly 100 percent of the issued and outstanding shares of common stock, limited liability company interests or limited partnership interests, as the case may be, of each of its Subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such shares of common stock, limited liability company interests or limited partnership interests, as the case may be, have been duly authorized and validly issued and are fully paid.

(j) Capital Stock; Shares. The issued and outstanding shares of capital stock of the Company as set forth in the Registration Statement, the Disclosure Package and the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus. The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will be issued in compliance with all federal and state securities laws. The Shares conform in all material respects to the description thereof contained in the Prospectus. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(k) Due Authorization and Enforceability; No Conflicts; No Consents Required. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 10 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale of the Shares, will not (i) violate any provision of the Company’s charter or bylaws, (ii) result, except as would not have a Material Adverse Effect, in a breach or violation of any of the terms and provisions of, or constitute a default or change of control under (A) any agreement, franchise, license, indenture, loan, credit agreement, note, lease, mortgage, deed of trust or other instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or the property of any of them may be bound or affected, or (B) any statute, rule, regulation or order applicable to the Company or any of its Subsidiaries of any foreign or domestic court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties, or any order of any court, regulatory body, administrative agency or other governmental body entered in any proceeding to which the Company or such Subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any foreign or domestic court, regulatory body, administrative agency or other governmental body or self-regulatory agency (including, without limitation, The NASDAQ Capital Market (“Nasdaq”)) or approval of the stockholders of the Company is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters, notification of such offering to Nasdaq and clearance of such offering with FINRA.

(l) Independent Auditors. KPMG LLP, who has expressed its opinions with respect to the audited consolidated financial statements (which term as used in this Agreement includes the related notes thereto) incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is (i) an independent registered public accounting firm as required by the 1933 Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the 1933 Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(m) Financial Statements. The consolidated financial statements of the Company together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations, changes in stockholders’ equity (deficit) and cash flows of the Company for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Commission, to the extent applicable, and present fairly the information shown therein and the Company’s basis consistent with that of the audited financial statements contained in the Registration Statement, the Disclosure Package and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Disclosure Package and the Prospectus.

(n) Legal Proceedings. There are no legal or governmental proceedings concluded, pending or, to the knowledge of the Company or its Subsidiaries, threatened or contemplated to which the Company or any of its Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company or its Subsidiaries, would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect, (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company and its Subsidiaries to consummate the transactions contemplated hereby, or (iv) any such proceeding that questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto.

(o) No Violation. Neither the Company nor its Subsidiaries is or has been in breach or violation of or in default (nor, to the knowledge of the Company or any of its Subsidiaries, has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its certificate of incorporation, bylaws or other governing documents, (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, franchise permit, contract or other agreement or instrument to which the Company or any its Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Subsidiaries, or any of their respective properties (including, without limitation, those administered by the United States Food and Drug Administration (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA); except, with respect to clauses (ii) and (iii) above, to the extent any such breach, violation or default would not result in a Material Adverse Effect.

(p) No Registration Rights. There are no holders of securities of the Company having rights to registration thereof or preemptive or other similar rights to purchase Common Stock in connection with the offering and sale of the Shares. The issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights or any restriction upon the voting or transfers thereof pursuant to applicable law or the Company’s certificate of incorporation, bylaws or governing documents or any agreement to which the Company is a party or by which it is bound. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Registration Statement, Disclosure Package and the Prospectus.

(q) Good Title to Property. The Company and each of its Subsidiaries have good and marketable title to all real and personal properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), except any personal property disposed of in the ordinary course of business, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or that are not material to the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries hold their respective leased properties that are material to the Company and its Subsidiaries taken as a whole under valid and binding leases.

(r) No Price Stabilization. The Company and its Subsidiaries have not taken and will not take, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and its directors in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(t) Parties to Lock-Up Agreements. The Company has furnished to Jefferies LLC a letter agreement in the form attached hereto as Exhibit D (the “Lock-up Agreement”) from each of the persons listed on Schedule C. Such Schedule C lists under an appropriate caption the directors and executive officers of the Company.

(u) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, or has entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or any of the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(v) Material Documents. There is no material document of a character, including without limitation, any material agreement of the Company, required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(w) Intellectual Property Rights. The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the Company is not aware of any defects in the preparation and filing of any of material patent applications, as listed in Exhibit E, within the Intellectual Property; (d) to the knowledge of the Company, the material patent applications, as listed in Exhibit E, within the Intellectual Property are being prosecuted so as to avoid the abandonment thereof; (e) to the knowledge of the Company, the material patents, as listed in Exhibit E, within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (g) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (h) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim. To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company’s patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

(x) Tests and Preclinical Trials. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures and all applicable laws and regulations, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; each description of the results of such studies is accurate and complete in all material respects and fairly presents in all material respects the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Disclosure Package or the Prospectus; neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any of the FDA or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Disclosure Package or the Prospectus.

(y) Health Care Law Compliance. The Company’s and each of its Subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the state, federal and foreign health care laws applicable to the Company and its Subsidiaries respective businesses, and the Company and its Subsidiaries are in compliance with such health care laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Such health care laws include, without limitation: (i) the federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); (ii) the federal civil False Claims Act, 31 U.S.C. §§ 3729-3733; (iii) the federal criminal false claims law, 42 U.S.C. § 1320a-7b(a); (iv) the federal civil monetary penalties law, 42 U.S.C. § 1320a-7a; (v)18 U.S.C. §§286-287; (vi) the health care criminal fraud provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), 42 U.S.C. 1320d et seq.; (vii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), 42 U.S.C. 17921 et seq.; (viii) the Stark Law, 42 U.S.C. §1395nn; (ix) the exclusion laws, 42 U.S.C. §1320a-7; (x) the Patient Protection and Affordable Care Act, Public Law 111-148, as amended by the Health Care and Education Reconciliation Act, Public Law 111-152; (xi) Medicare, Title XVIII of the Social Security Act; (xii) Medicaid, Title XIX of the Social Security Act; (xiii) the federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq.; (xiv) the Public Health Service Act, 42 U.S.C. §262 et seq.; and (xv) the regulations promulgated pursuant to such laws (collectively, “Health Care Laws”). Neither the Company nor any of its Subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator or governmental or regulatory authority or third party alleging a violation of any such Health Care Laws, nor to the Company’s knowledge has any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action been threatened. The Company and its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments to operate their respective businesses, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, plans of correction, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(z) Company Patent Applications. To the knowledge of the Company, the Company and each of its Subsidiaries have duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all material patent applications as listed on Exhibit E and owned by the Company or any of its Subsidiaries (the “Company Patent Applications”). To the knowledge of the Company, the Company and each of its Subsidiaries have complied with the PTO’s duty of candor and disclosure for all patent applications owned by the Company or any of its Subsidiaries and have made no material misrepresentation therein. To the knowledge of the Company and its Subsidiaries, except as disclosed in the Prospectus, the Company Patent Applications disclose patentable subject matters, and the Company and its Subsidiaries have not been notified of any inventorship challenges nor has any interference been declared or provoked which has not been finally resolved nor is any material fact known by the Company and its Subsidiaries that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable. To the Company’s and its Subsidiaries’ knowledge, except as disclosed in the Prospectus, no third party possesses rights to the Company’s Intellectual Property, that, if exercised, could enable such party to develop products competitive to those the Company and its Subsidiaries intends to develop as described in each of the Prospectus.

(aa) Environmental Laws. Except as disclosed in the Prospectus or as would not have a Material Adverse Effect, (i) the Company (x) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company.

(bb) Conduct of the Business. The conduct of the business of the Company and each of its Subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice from any third party regarding any actual, alleged or potential violation of any legal requirement applicable to the business of the Company and its Subsidiaries, except where such violation would not have a Material Adverse Effect.

(cc) Certificates and Authorizations. The Company and its Subsidiaries possess such valid and current licenses, certificates, authorizations, or permits issued by appropriate foreign and domestic state and federal regulatory agencies or bodies necessary to conduct the business now operated by them including, without limitation, all such certificates, authorizations and permits required by the FDA or any other state, federal or foreign agency or body engaged in the regulation of pharmaceuticals or biohazardous materials, except where such failure to possess any such valid and current license, certificate, authorization or permit would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of, or in default under any such license, certificate, authorization or permit, except where such violation or default would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, if determined adversely to the Company or its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no state, federal or foreign regulatory agency or body granting any such license, certificate, authorization or permit has taken any action to limit, suspend or revoke the same, except where such limitation, suspension or revocation would not have a Material Adverse Effect.

(dd) Enforcement Actions. There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation by the FDA or any other governmental authority that has jurisdiction over the Company, and the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action.

(ee) Debarment or Exclusions. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has used in an any capacity the services of any individual or entity debarred or excluded, and neither the Company nor any of its Subsidiaries or their respective officers, directors or employees, is the subject of any governmental inquiry, investigation, proceeding or similar action that would reasonably be expected to result in debarment or exclusion, or has engaged in any conduct that has resulted or would reasonably be expected to result in debarment or exclusion, under 21 U.S.C. § 335a(a), 42 U.S.C. § 1320a-7, or any equivalent or similar applicable industry laws.

(ff) Offers and Sales. All offers and sales of the Company’s capital stock prior to the date hereof were either (i) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (ii) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, all such offers and sales during the twelve (12) months prior to the date hereof were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.

(gg) Taxes. The Company has filed all necessary federal and state income and franchise tax returns that were required to be filed prior to the date hereof, after taking into account all applicable extensions obtained, and has paid all taxes shown as due thereon and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets, in each case that would have a Material Adverse Effect.

(hh) Listing on NASDAQ Capital Market. A registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Shares are listed on Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of listing of the Common Stock thereon.

(ii) Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures (to the extent applicable) in preparing and evaluating the disclosures relating to the Company included in the Registration Statement, the Disclosure Package and the Prospectus. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj) Internal Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(kk) Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds from the sale of the Shares, will not be an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll) No Affiliate Transactions. No transaction has occurred between or among the Company or any of its Subsidiaries and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

(mm) Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605(c)(2) of the NASDAQ Marketplace Rules (the “Nasdaq Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the Nasdaq Rules.

(nn) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for companies of their size in the industries in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company, its Subsidiaries and their respective businesses, assets, employees, officers and directors, are in full force and effect; and the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(oo) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) and all rules and regulations promulgated thereunder.

(pp) No Labor Disputes. None of the Company and its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers and has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

(qq) ERISA. Except in each case as would not, individually or in the aggregate, have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(rr) No Unlawful Contributions or Other Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Compliance with Laws. The Company and its Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(tt) Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(uu) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(vv) Brokers. The Company is not a party to any contract, agreement or understanding with any party (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ww) Forward Looking Statements. Each financial or operational projection or other “forward looking statement” (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) contained in the Registration Statement, Disclosure Package and the Prospectus, (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(xx) Statistical or Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(yy) No Rights to Purchase Preferred Stock. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(zz) No Contract Terminations. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(aaa) FINRA Exemption. The Company was subject to the requirements of Section 12 or 15(d) of the Exchange Act and filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least thirty-six (36) calendar months immediately preceding the filing of the Registration Statement. The Company filed in a timely manner all reports required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 2. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company the Firm Shares at the price of $5.922 per share, as set forth on Exhibit A herein. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares set forth opposite the name of such Underwriter in Schedule A.

Delivery of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Closing Date.” Delivery of the Shares shall be made to the Representatives for the account of each Underwriter against payment by the Underwriters through the Representatives of the aggregate purchase price of the Firm Shares by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Shares through the facilities of DTC unless the Representatives shall otherwise instruct. The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereto.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,650,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. Subject to Section 4(e), the option granted hereunder may be exercised at any time from time to time in whole or in part within 30 days after the date of the Prospectus first filed by the Company pursuant to Rule 424(b) under the 1933 Act upon notice by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Each such time of delivery (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of book-entry positions for the Firm Shares and such Option Shares and any such time and date subsequent to the First Closing Date, is herein referred to as the “Option Closing Date”) shall be determined by the Representatives, but if at any time other than the First Closing Date, shall not be earlier than one (1) nor later than ten (10) full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as the Representatives in their absolute discretion may make). The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Disclosure Package and the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of its Shares, to make payment and to acknowledge receipt therefor. The Representatives, individually, and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

Section 4. Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) The Company will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares, and will also advise the Representatives promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b) The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(c) The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(d) Prior to amending or supplementing any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

(e) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, including in connection with the delivery of the Option Shares at the applicable Option Closing Date, any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise the Representatives thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act. In the event that the Company is unable to comply with the provisions of this paragraph 4(e) as a result of the circumstances set forth in the proviso contained in the prior sentence, the Company may, at its option, terminate its obligation to deliver the Firm Shares or the Option Shares, as the case may be, upon written notice to the Representatives.

(f) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development of which the Company is aware and as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Neither the Company nor any of its Subsidiaries will acquire any capital stock of the Company prior to the earlier of the termination or expiration of the related option granted to the Underwriters in Section 3 nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the termination or expiration of the related option granted to the several Underwriters in Section 3, except in either case as contemplated by the Prospectus.

(h) As soon as practicable after the Effective Date, but not later than the date on which the Company would be required to file its report under the Exchange Act containing such information, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

(i) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to the Underwriters at its expense, subject to the provisions of subsection (e) hereof, copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus hereinafter defined, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Underwriters may reasonably request, for the purposes contemplated by the 1933 Act.

(j) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as the Representatives designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(k) Upon the request of the Representatives and to the extent not publicly available on the Commission’s EDGAR database, during the period of five years hereafter, the Company will furnish the Representatives and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or FINRA; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company that is not disseminated via the Company’s website or a national news service; and (iii) as soon as available, of each report of the Company as filed with the Commission, including but not limited to, each report filed on Form 10-K, Form 10-Q and Form 8-K.

(l) The Company will use the proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Registration Statement, Disclosure Package and Prospectus.

(m) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430B, then the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430B and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430B, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of this Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(n) During such period beginning on the date of this Agreement and ending on the termination or expiration of the option granted to the several Underwriters in Section 3, as the case may be, or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will comply with all registration, filing and reporting requirements of the Exchange Act and Nasdaq, and the Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(o) During the Prospectus Delivery Period, the Company will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities.

(p) During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. During the Prospectus Delivery Period, if the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, during the Prospectus Delivery Period, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the 1933 Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(q) During the Prospectus Delivery Period, the Company and its Subsidiaries will maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r) During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies LLC (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of or file any registration statement under the 1933 Act in respect of any Common Stock or Related Securities (other than a registration statement on Form S-8 or the filing of a registration statement and offering of Common Stock thereunder pursuant to that certain Amended and Restated Note Purchase Agreement dated February 20, 2015, as amended); or (vii) publicly announce the intention to do any of the foregoing (except, in each case, (A) Common Stock sold pursuant to this Agreement, (B) Common Stock issued pursuant to that certain Share Exchange Agreement by and among 4-Antibody AG and the Company, dated as of January 10, 2014, (C) Common Stock issued pursuant to the exercise of currently outstanding stock options in the ordinary course of business consistent with past practice, including in connection with the hiring of employees, in each case under the Company’s existing stock option plans, (D) Common Stock issued pursuant to the exercise of any currently outstanding warrants, (E) options granted to executive officers, directors, consultants and employees of the Company and its subsidiaries, including in connection with the hiring of employees, pursuant to existing stock option plans, or (F) the issuance by the Company of shares of Common Stock representing up to 7% of the Company’s outstanding shares of Common Stock as of the date hereof, pursuant to any strategic alliance, license, collaboration, or acquisition agreements entered into during the Lock-up Period; provided that such shares of Common Stock are subject to a “Lock-Up” Agreement). If (i) during the last 17 days of the 90-day initial lock-up period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs, or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the disclosure of the material news or occurrence of the material event, as applicable, unless Jefferies waives, in writing, such extension (which waiver may be withheld in its sole discretion). Notwithstanding the foregoing, the Representatives agree to waive the extension set forth in the immediately preceding sentence if the provisions of NASD Rule 2711(f)(4) are not applicable to the offering of the Shares. The Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(s) The Company shall maintain, at its expense, a registrar and transfer agent for the Shares.

(t) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq.

(u) If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives, and to any other Underwriters with the consent of the Representatives, an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(v) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(w) The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(x) Prior to the First Closing Date and the applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(y) During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers, directors and stockholders pursuant to Section 7(x) hereof.

Section 5. Covenants of the Company and the Underwriters. The Company represents and agrees that, unless it obtained or obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtained or obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.

Section 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all expenses incurred by the Company and its affiliates incident to the issuance and delivery of the Shares, (ii) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including electronic delivery) of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement and a blue sky memorandum; (iii) all reasonable third-party costs, fees and expenses (including reasonable legal fees and disbursements of outside legal counsel for the Underwriters), (such costs, fees and expenses, together with the fees and expenses described in subsection (v), not to exceed, without the Company’s prior consent, $65,000); (iv) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the Underwriters; (v) all filing fees, attorneys’ fees and expenses incurred by the

Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (such fees and expenses, together with the costs, fees and expenses described in subsection (iii) above, not to exceed, without the Company’s prior consent, $65,000), (vi) the costs and expenses of the Company relating to investor presentations on any “road show”, (vii) the fees and expenses associated with listing the Shares on the Nasdaq, and (viii) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. and (viii) all reasonable costs, fees and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in Section 2(c).

Section 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the applicable Option Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the applicable Option Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) The Registration Statement shall be in effect and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430B, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the Prospectus in reliance on Rule 430B, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives in writing.

(c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d) The Representatives shall not have advised the Company that the Registration Statement, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any Material Adverse Effect, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(f) For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares purchased after the First Closing Date, each Option Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(g) There shall have been furnished to the Underwriters on the First Closing Date or the applicable Option Closing Date, as the case may be, except as otherwise expressly provided below:

(iii) An opinion and negative assurance letter of Choate, Hall & Stewart, LLP, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably acceptable to the Underwriters, as set forth in Exhibit B.

(iv) An opinion of Wolf, Greenfield & Sacks, P.C., the Company’s intellectual property counsel, addressed to the Underwriters and dated the First Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably acceptable to the Underwriters, as set forth in Exhibit C.

In rendering such opinions, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and the Representatives are justified in relying thereon.

(v) An opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters, dated the First Closing Date or the applicable Option Closing Date, as the case may be, with respect to the existence of the Company, the validity of the Shares, the Registration Statement, the Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters.

(vi) A certificate of the Vice President and General Counsel of the Company, dated the First Closing Date or the applicable Option Closing Date, as the case may be, in a form reasonably satisfactory to the Representatives, covering regulatory matters.

(vii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the applicable Option Closing Date, as the case may be, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the applicable Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

(3) subsequent to the date of the most recent financial statements included in the Registration Statement and Prospectuses, and except as set forth or contemplated in the Prospectus, (A) none of the Company and its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (B) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change and (C) there has not been any change that has had or would have a Material Adverse Effect or any material change in short-term debt or long-term debt of the Company and its Subsidiaries.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2) and (3) to be set forth in said certificate.

(viii) At the time this Agreement is executed and also on the First Closing Date or the applicable Option Closing Date, as the case may be, there shall be delivered to the Representatives a letter addressed to the Underwriters from KPMG LLP, an independent registered public accountant firm, the first one to be dated the date of this Agreement and any subsequent one to be dated the First Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

(ix) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the applicable Option Closing Date, as the case may be, verifying the truth and accuracy of such statistical or financial figures regarding the Company included in the Prospectus which the Representatives may reasonably request and which have not been otherwise verified by the letters referred to in clause (iv) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

(x) The “lock-up” agreements, each substantially in the form of Exhibit D, between the Representatives and each of the officers and directors of the Company set forth on Schedule C, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the First Closing Date.

(xi) On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representatives and to Cooley LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at the Representatives’ election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

Section 8. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 7, Section 11 or Section 12, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse the Representatives and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) not to exceed, without the Company’s prior consent, $65,000, that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 9. Effectiveness of Registration Statement. The Representatives and the Company will use best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof. This Agreement shall become effective upon the execution and delivery hereof by the parties hereof.

Section 10. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter, within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers, employees and agents, or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal, state or foreign law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act, any Road Show or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above (other than as a result of such Underwriter’s gross negligence or willful misconduct); and will reimburse each Underwriter, its affiliates, directors, officers, employees and agents, and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers, employees and agents, or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or any Road Show in reliance upon and in conformity with the Underwriter Information, hereinafter defined, furnished to the Company by or on behalf of any Underwriter, specifically for use therein. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company hereby acknowledges that, for purposes of this Section 10, “Underwriter Information” includes only (i) the statements set forth in the first sentence of the third paragraph and the second sentence of the fourth paragraph under the caption “Underwriting,” (ii) the first and third sentences of the first paragraph under the caption “Underwriting–Commissions and Expenses,” and (iii) the first sentence of the first paragraph under the caption “Underwriting–Stabilization” in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 10(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of outside counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the

Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10(d) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10(d), each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the 1933 Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act and the Exchange Act shall have the same rights to contribution as the Company.

(e) The provisions of this Section 10 shall survive any termination of this Agreement.

Section 11. Default of Underwriters. It shall be a condition to this Agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each

Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each Underwriter shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter defaults in its obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which the defaulting Underwriter agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the defaulting Underwriter is obligated to purchase on the First Closing Date, then the Representatives (or, if the Representatives are in default, the non-defaulting Underwriters) may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which the defaulting Underwriter agreed to but failed to purchase on such date. If any Underwriter so defaults and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives (or, if the Representatives are in default, the non-defaulting Underwriters) and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

In the event that Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives (or, if the Representatives is in default, the non-defaulting Underwriters) or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 12. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any securities of or guaranteed by the Company shall have been suspended or limited by the Commission or by the Nasdaq, or trading in securities generally on either the Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Registration Statement, Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 6 or Section 8 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 10 shall at all times be effective and shall survive such termination.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

Section 14. Notices. All communications hereunder will be in writing and, if sent to the Representatives will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Jefferies LLC, 520 Madison Avenue New York, New York 10022, and c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Divakar Gupta, c/o Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036; if sent to the Company will be mailed or delivered and confirmed to the Legal Department of the Company at its corporate headquarters, 3 Forbes Road, Lexington, Massachusetts 02421, with a copy to William B. Asher, Jr., c/o Choate Hall & Stewart, LLP, Two International Place, Boston, Massachusetts 02110.

Section 15. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares contemplated by this Agreement and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any Underwriter merely by reason of such purchase.

Section 17. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof, and the parties shall engage in good faith negotiations to amend this Agreement to replace any such invalid or unenforceable section, paragraph or provision with a new section, paragraph or provision which closely aligns with the initial intention of the parties hereto.

Section 18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the 1933 Act and the Exchange Act.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon this instrument, along with all counterparts hereof, will become a binding agreement in accordance with its terms.

Very truly yours,

AGENUS INC.

By:	/s/ Garo H. Armen, Ph.D.
	Name:	Garo H. Armen, Ph.D.
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

The foregoing Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC
WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representatives of the several
Underwriters named in Schedule A.

JEFFERIES LLC

By:	/s/ Kevin J. Sheridan
	Name:	Kevin J. Sheridan
	Title:	Joint Global Head of Pharmaceuticals and Life Sciences Investment Banking

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Marina Bozilenko
	Name:	Marina Bozilenko
	Title:	Managing Director

[SIGNATURE PAGE TO THE UNDERWRITING AGREEMENT]

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased

Jefferies LLC	6,050,000

William Blair & Company, L.L.C.	3,850,000

Oppenheimer & Co. Inc.	1,100,000

Total	11,000,000

SCHEDULE B

Issuer General Use Free Writing Prospectuses

None

SCHEDULE C

Persons Delivering Lock-Up Agreements

Garo H. Armen, Ph.D.

Tom Dechaene

Wadih Jordan

Timothy R. Wright

Brian Corvese

Shalini Sharp

Shazad Malik, M.D.

Christine M. Klaskin

Ozer Baysal

Robert Stein, M.D. Ph.D.

Karen H. Valentine

EXHIBIT A

Pricing Information

•	Total Shares Offered: 11,000,000

•	Price to Public: $6.30

•	Underwriting Discount: $0.378

•	Expected Settlement Date: May 27, 2015

EXHIBIT B

Form of opinion and negative assurance letter of Choate, Hall & Stewart, LLP

EXHIBIT C

Opinion of Wolf, Greenfield & Sacks, P.C., the Company’s intellectual property counsel

EXHIBIT D

Form of Lock-Up Agreement

May     , 2015

Jefferies LLC

     As Representative of the Several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re:	Agenus Inc. – Offering of Shares of Common Stock

Dear Sir or Madam:

The undersigned understands that Jefferies LLC, as representative (“Representative”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Agenus Inc., a Delaware corporation (the “Company”), providing for the issuance and sale by the Company of an aggregate of 11,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company to the Underwriters (the “Shares”). The issuance and sale by the Company of the Shares is hereinafter referred to as the “Offering.” The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Lock-Up Agreement”) in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement and other underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, and in order to induce the Underwriters to participate in the Offering, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period beginning on the date hereof and ending on the date ninety (90) days after the date of the final prospectus supplement used to sell the Shares pursuant to the Underwriting Agreement (the “Lock-Up Period”), (1) offer, pledge, sell, offer to sell, contract to sell or lend, sell any option or contract to purchase, effect any short sale or establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act), purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, shares of Common Stock or Related Securities (as defined below), including without limitation, shares of Common Stock or Related Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission, (2) enter into any swap, hedge or similar arrangements, or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of the Common Stock or Related Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or Related Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale of any shares of Common Stock or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3) above. For purposes of this Lock-Up Agreement, “Related Securities” is defined as any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Common Stock.

Notwithstanding the foregoing, the restrictions set forth in clauses (1), (2) and (3) above shall not apply to transfers of any shares of Common Stock or Related Securities (i) acquired in open market transactions on or after the date of the final prospectus supplement used to sell Shares pursuant to the Underwriting Agreement, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iv) pursuant to the laws of descent, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to any such transfer or distribution during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Representative waives, in writing, such extension. The Representative agrees to waive such extension if the provisions of NASD Rule 2711(f)(4) are not applicable to the Offering.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Common Stock and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not take, and will not cause any Family Member to take, directly or indirectly, any such action.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock or Related Securities except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

[signature page follows]

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of claws principles thereof.

Very truly yours,

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

EXHIBIT E

Schedule of Material Patent Rights

A. Heat Shock Protein-Based Vaccines

Title: Using Heat Shock Proteins to Improve the Therapeutic Benefit of a Non-Vaccine Treatment Modality

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (A0992.70001US01)	10/322,312	12/16/2002	6,984,389 (1/10/2006)	Granted
United States (A0992.70001US03)	12/418,724	4/06/2009	8,029,808 (10/04/2011)	Granted
United States (A0992.70001US04)	13/250,141	9/30/2011	8,591,890 (11/26/2013)	Granted
United States (A0992.70001US06)	14/043,666	10/01/2013	—	Pending
United States (A0992.70001US07)	14/696,846	4/27/2015	—	Pending
India (A0992.70001IN01)	2629/CHENP/2004	4/25/2003	227226 (1/05/2009)	Granted
India (A0992.70001IN00)	836/CHENP/2008	2/19/2008	265613 (3/02/2015)	Granted
Russia (A0992.70001RU00)	2004134355	4/25/2003	2376029 (12/20/2009)	Granted
Russia (A0992.70001RU01)	2009130954	8/13/2009	—	Pending

Title: Use of Lectins to Promote Oligomerization of Glycoproteins and Antigenic Molecules

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
Europe (in force in CH, DE, ES, FR, GB, IE, IT, NL, SE) (A0992.70004EP00)	04775814.9	2/27/2004	1603936 (4/11/2012)	Granted
Russia (A0992.70004RU00)	2005130173	2/27/2004	2399381 (9/20/2010)	Granted

Exhibit E-1

Title: Use of Heat Shock Proteins to Enhance Efficacy of Antibody Therapeutics

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
India (A0992.70017IN00)	2683/CHENP/2004	5/02/2023	225017 (10/30/2008)	Granted
Russia (A0992.70017RU00)	2004135105	5/02/2023	2375077 (12/10/2009)	Granted

Title: Prevention and Treatment of Primary and Metastatic Neoplastic Diseases and Infectious Diseases with Heat Shock/Stress Protein-Peptide Complexes (and variant titles)

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (8449-018-999)	08/796,319	2/07/1997	6,017,540 (1/25/2000)	Granted
United States (8449-092-999)	09/439,686	11/15/1999	6,436,404 (8/20/2002)	Granted
United States (8449-100-999)	09/440,172	11/15/1999	6,383,494 (5/07/2002)	Granted

Title: Heat Shock Protein-Based Vaccines and Immunotherapies

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (8449-405-999)	10/776,521	2/12/2004	7,420,037 (9/02/2008)	Granted
United States (8449-406-999)	10/820,067	4/08/2004	7,309,491 (12/18/2007)	Granted
Australia (8449-405-007)	2004212003	2/13/2004	2004212003 (12/24/2009)	Granted

Title: Heat Shock Protein-Based Vaccines and Immunotherapies

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (8449-413-999)	09/552,868	4/20/2000	6,761,892 (7/13/2004)	Granted
United States (8449-420-999)	10/170,738	6/13/2002	7,618,637 (11/17/2009)	Granted

Exhibit E-2

Title: Methods for Treating Cancer (and variant title)

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (A0992.70022US00)	62/151,398	4/22/2015	—	Pending
United States (A0992.70022US01)	62/160,961	5/13/2015	—	Pending

Title: Vaccines for Treatment and Prevention of Cancer

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States	62/161,053	5/13/2015	—	Pending

B. QS-21

Title: Compositions of CPG and Saponin Adjuvants and Methods of Use Thereof

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (A0992.70005US01)	11/373,806	3/10/2006	7,858,589 (12/28/2010)	Granted
United States (A0992.70005US10)	09/369,941	8/06/1999	7,049,302 (5/23/2006)	Granted
Europe (in force in AT, BE, CH, DE, DK, ES, FR, GB, GR, IE, IT, NL, PT, SE) (A0992.70005EP00)	99939711.0	8/06/1999	1104306 (1/11/2006)	Granted
Australia (A0992.70005AU00)	53953/99	8/06/1999	773204 (9/02/2004)	Granted
Canada (A0992.70005CA00)	2,340,174	8/06/1999	2,340,174 (1/04/2011)	Granted
Japan (A0992.70005JP00)	12-564661	8/06/1999	4620251 (11/05/2010)	Granted

Exhibit E-3

Title: Compositions of Saponin Adjuvants and Excipients

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (A0992.70010US00)	09/143,145	8/28/1998	6,645,495 (11/11/2003)	Granted
Europe (in force in DE, ES, FR, GB, IT) (A0992.70010EP00)	98944600.0	8/28/1998	1009429 (7/08/2009)	Granted
Europe (in force in DE, ES, FR, GB, IE, IT, NL) (A0992.70010EP01)	08020939.8	8/28/1998	2050465 (6/11/2014)	Granted
Australia (A0992.70010AU00)	92107/98	8/28/1998	734180 (9/20/2001)	Granted
Canada (A0992.70010CA00)	2,302,522	8/28/1998	2,302,522 (8/17/2010)	Granted
Canada (A0992.70010CA01)	2,654,522	8/28/1998	2,654,522 (1/28/2014)	Granted
Hong Kong (A0992.70010HK01)	09109616.6	10/19/2009	—	Pending
Japan (A0992.70010JP00)	12-507397	8/28/1998	5220248 (3/15/2013)	Granted

Title: Saponin Adjuvant Compositions

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (8449-147-999)	08/982,731	12/02/1997	6,231,859(5/15/2001)	Granted

C. Retrocyte Display and Related Technologies

Title: Identification of Antigen or Ligand-Specific Binding Proteins

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (4AB.10002US03)	12/397,957	3/04/2009	8,748,353 (6/10/2014)	Granted
United States (4AB.10002US04)	13/248,487	9/29/2011	8,716,194 (5/06/2014)	Granted
United States (4AB.10002US05)	14/252,809	4/15/2014	—	Pending

Exhibit E-4

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
Europe (in force in CH, DE, DK, ES, FI, FR, GB, HU, IE, IS, IT, LT, LU, LV, MC, MK, NL, PT, SE, SI) (4AB.10002EP03)	09003076.8	3/04/2009	2098537 (10/29/2014)	Granted
Europe (4AB.10002EP04)	12163003.2	3/04/2009	—	Pending
Australia (4AB.10002AU03)	2009221239	3/04/2009	2009221239 (2/05/2015)	Granted
Australia (4AB.10002AU04)	2014274595	12/11/2014	—	Pending
Brazil (4AB.10002BR03)	PI0907864-9	3/04/2009	—	Pending
Canada (4AB.10002CA03)	2,715,341	3/04/2009	—	Pending
China (4AB.10002CN03)	200980107592.4	3/04/2009	101970482 (3/11/2015)	Granted
China (4AB.10002CN04)	201510043628.4	1/28/2015	—	Pending
Hong Kong (4AB.10002HK03)	11103625.4	3/04/2009	—	Pending
Israel (4AB.10002IL03)	207573	3/04/2009	—	Pending
India (4AB.10002IN03)	6172/DELNP/2010	3/04/2009	—	Pending
Japan (4AB.10002JP03)	2010549052	3/04/2009	—	Pending
Japan (4AB.10002JP04)	2014250886	12/11/2014	—	Pending
Korea (4AB.10002KR03)	10-2010-7020411	3/04/2009	—	Pending
Mexico (4AB.10002MX03)	MX/A/2010/009585	3/04/2009	—	Pending
Mexico (4AB.10002MX04)	MX/A/2014/015500	12/16/2014	—	Pending
New Zealand (4AB.10002NZ03)	587512	3/04/2009	587512 (11/05/2012)	Granted
Singapore (4AB.10002SG04)	201301580-5	3/04/2009	—	Pending
South Africa (4AB.10002ZA03)	2010/05882	3/04/2009	2010/05882 (1/25/2012)	Granted
United Arab Emirates (4AB.10002AE03)	912/2010	3/04/2009	—	Pending

Exhibit E-5

Title: Retroviral Vector Particles and Methods for their Generation and Use

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (4AB.10003US02)	13/511,186	11/22/2010	8,663,989 (3/04/2014)	Granted
Europe (being validated in CH, DE, FR, GB) (4AB.10003EP02)	10788040.3	11/22/2010	2504444 (3/18/2015)	Granted

D. Secant Yeast Display and Related Technologies

Title: Cell Surface Display, Screening and Production of Proteins of Interest

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (CLX.10001US05)	12/056,264	3/26/2008	8,709,980 (4/29/2014)	Granted
United States (CLX.10001US06)	12/546,583	8/24/2009	8,722,586 (5/13/2014)	Granted
United States (CLX.10001US07)	14/226,114	3/26/2014	—	Pending
Europe (CLX.10001EP05)	08727167.2	3/26/2008	—	Pending
Japan (CLX.10001JP05)	2010-500980	3/26/2008	—	Pending
Japan (CLX.10001JP06)	2013-170132	8/20/2013	—	Pending

Title: Antibody Libraries and Methods of Use Thereof

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (CLX.10002US02)	13/136,065	7/21/2011	—	Pending

Exhibit E-6

Title: High Throughput Screening for Biomolecules

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
WIPO (CLX.10003WO02)	PCT/US2014/055253	9/11/2014	—	Pending

Title: Methods and Compositions for High Throughput Screening of Biomolecules

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (CLX.10004US01)	62/131,748	3/11/2015	—	Pending

E. Anti-GITR Antibodies

Title: Anti-GITR Antibodies and Methods of Use Thereof

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (4AB.10006US01)	62/004,071	5/28/2014	—	Pending
United States (4AB.10006US02)	62/161,250	5/13/2015	—	Pending

F. Anti-OX40 Antibodies

Title: Anti-OX40 Antibodies and Methods of Use Thereof

Jurisdiction (Ref. No.)	Application No.	Filing Date	Patent No. (Grant Date)	Status
United States (4AB.10006US01)	62/158,515	5/07/2015	—	Pending
United States (4AB.10006US02)	62/161,198	5/13/2015	—	Pending

Exhibit E-7